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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Form S-3 (No. 333-128458) and the related Prospectuses regarding BRT Realty Trust's Shelf Registration Statement,

  (2)
  Form S-3 (No. 333-118915) regarding BRT Realty Trust's Dividend Reinvestment and Share Purchase Plan,

  (3)
  Form S-3 (No. 333-160569) and the related Prospectuses regarding BRT Realty Trust's Shelf Registration Statement,

  (4)
  Form S-8 (No. 333-101681) regarding BRT Realty Trust's 1996 Stock Option Plan,

  (5)
  Form S-8 (No. 333-104461) regarding BRT Realty Trust's 2003 Incentive Plan,

  (6)
  Form S-8 (No. 333-159903) regarding BRT Realty Trust's 2009 Incentive Plan, and

  (7)
  Form S-8 (No. 333-182044) regarding BRT Realty Trust's 2012 Incentive Plan;

of our reports dated December 13, 2012, with respect to the consolidated financial statements and schedules of BRT Realty Trust and Subsidiaries and the effectiveness of internal control over financial reporting of BRT Realty Trust and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2012.

/s/ BDO USA LLP

New York, New York
December 13, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM